Exhibit 2.1

MASTER PURCHASE AGREEMENT

This Master Purchase Agreement (this “Master Agreement”) is entered into this 14th day of June, 2005, by and among the parties identified on Exhibit C-1 attached hereto as the “Interest Owners” (the “Interest Owners”), with an address at c/o Larry Blumberg & Associates, Post Office 5566, Dothan, Alabama 36302; DAVIS HIGHWAY MOTEL, INC. , a Florida corporation, SUNBELT-FOF, L.L.C., a Florida limited liability company, SUNBELT-HUNTSVILLE, L.L.C., an Alabama limited liability company, BLUMBERG-DOTHAN MOTEL II, L.L.C., an Alabama limited liability company, SUNBELT HOTEL ENTERPRISES, INC., an Alabama corporation, SUNBELT-FCF, L.L.C., a Florida limited liability company, SUNBELT-CAG, L.L.C., an Alabama limited liability company, SUNBELT-CPC, L.L.C., a Florida limited liability company, SUNBELT HOTEL PROPERTIES II, L.L.C., an Alabama limited liability company, SUNBELT HOTELS-GEORGIA, L.L.C., an Alabama limited liability company, SUNBELT HOTELS-FLORIDA II, L.L.C., a Florida limited liability company, RI-LAKELAND, L.L.C., a Florida limited liability company, SUNBELT-HUNTSVILLE II, L.L.C., an Alabama limited liability company, SUNBELT-IDA, L.L.C., an Alabama limited liability company, SUNBELT-IPF, L.L.C., a Florida corporation, and SUNBELT-RCG, L.L.C., an Alabama limited liability company (collectively, the “Companies” and individually, a “Company”), with an address at c/o Larry Blumberg & Associates, Post Office 5566, Dothan, Alabama 36302; APPLE SIX HOSPITALITY OWNERSHIP, INC., a Virginia corporation whose mailing address is 814 East Main Street, Richmond, Virginia 23219 (“Buyer”); and LARRY BLUMBERG and BARRY KRASELSKY (collectively, the “Primary Obligors”).

WITNESSETH:

WHEREAS, each of the Companies owns one or more hotels in a portfolio of hotels located in Alabama, Florida and Georgia, which portfolio consists of sixteen (16) operating hotels managed by the same company and three (3) hotels under construction, as more particularly set forth in Exhibit A (collectively, “the Hotels” and individually a “Hotel”);

WHEREAS, each Company, the Interest Owners that constitute its members or shareholders, as applicable, and Buyer have entered into a Purchase Contract dated as of the date hereof, pursuant to which such Interest Owners have agreed to sell their respective interests in such Company to Buyer (collectively, the “Purchase Contracts” and individually a “Purchase Contract”);

WHEREAS, the Interest Owners, the Companies and Buyer desire to have a Master Agreement to insure the orderly sale and transfer of the Companies to Buyer, upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, the parties hereto agree as follows:

I. PURCHASE AND SALE.

1.1 Purchase Contracts. All of the terms and conditions of each Purchase Contract is incorporated herein by reference. Unless otherwise defined herein, all capitalized terms used in this Agreement shall have the respective meanings set forth in the Purchase Contracts. To the extent of any discrepancy between this Master Agreement and the Purchase Contracts, this Master Agreement shall be deemed to control.

1.2 Earnest Money Deposit; Right to Terminate Purchase Contracts.

(a) Within three (3) Business Days following the full execution and delivery of this Master Agreement and all of the Purchase Contracts, Buyer shall deposit the sum of Five Hundred Thousand Dollars ($500,000.00) in cash, certified bank check or by wire transfer of immediately available funds (the “Initial Earnest Money Deposit”) with the Title Company, as escrow agent (the “Escrow Agent”). If, pursuant to the provisions of Section 3.1 of the Purchase Contracts and Section 1.2(d) and Section 1.2(e) hereof, Buyer elects to terminate all of the Purchase Contracts, at any time prior to the expiration of the Review Period, then the Escrow Agent shall return the entire Initial Earnest Money Deposit to Buyer promptly upon written notice to that effect from Buyer. If Buyer elects to close on certain of the Purchase Contracts before the expiration of the Review Period, an allocated amount of the Initial Earnest Money Deposit equal to $26,315.79 shall be applied to the Purchase Price payable under each such Purchase Contract, and Buyer may elect to terminate all of the remaining Purchase Contracts before the expiration of the Review Period, in which case the Escrow Agent shall return the remainder of the Initial Earnest Money Deposit to Buyer promptly upon written notice to that effect from Buyer.

(b) If Buyer has not elected to terminate all of the Purchase Contracts, or Buyer has closed on certain of the Purchase Contracts and has not elected to terminate all of the remaining Purchase Contracts, on or before the expiration of the Review Period, then Buyer, within three (3) Business Days after the expiration of the Review Period, shall deposit with the Escrow Agent the additional sum of Five Hundred Thousand Dollars ($500,000.00) (less $26,315.79 for each Purchase Contract which has already closed), in cash, certified bank check or by wire transfer of immediately available funds, which sum shall be held by Escrow Agent as additional earnest money (such additional sum and the Initial Earnest Money Deposit remaining after the expiration of the Review Period, together with all interest earned thereon, are collectively referred to as the “Earnest Money Deposit”).

(c) The Earnest Money Deposit shall be held by the Escrow Agent subject to the terms and conditions of an Escrow Agreement dated as of the date of this Agreement entered into by Sellers, Buyer and Escrow Agent, the form of which is attached hereto as Exhibit “B” (the “Escrow Agreement”). The Earnest Money Deposit shall be held in an interest-bearing account in a federally insured bank or savings institution reasonably acceptable to the Companies and Buyer, with all interest to accrue to the benefit of the party entitled to receive it and to be reportable by such party for income tax purposes. Buyer’s Federal Tax Identification Number is 20-0620469. Each Interest Owner’s Federal Tax Identification Number is set forth in Exhibit “C” hereto.

(d) Notwithstanding anything contained herein or in the Purchase Contracts to the contrary, if during the Review Period Buyer desires to terminate one or more, but not all, of the Purchase Contracts (other than those Purchase Contracts which have already closed), Buyer shall notify the applicable Company(ies) in writing at least five (5) days prior to the expiration of the Review Period. Each such Company, in its sole discretion, may consent or not consent to the termination of its Purchase Contract during the Review Period. If any such Company consents to the termination of its Purchase Contract, an allocated amount of the Initial Earnest Money Deposit equal to $26,315.79 for each Purchase Contract so terminated shall be promptly refunded to Buyer. If any Company refuses to consent to the termination of its Purchase Contract, such Company shall so notify Buyer in writing within forty-eight (48) hours after the date on which the Company received written notice of Buyer’s request. If a Company refuses any such termination request, Buyer may elect to proceed to Closing on all of the Purchase Contracts not terminated or Buyer may terminate all, but not less than all, of the Purchase Contracts (other than those as to which Closing has already occurred) by so notifying the Companies in writing before the expiration of the Review Period. If Buyer elects to terminate all such Purchase Contracts by properly notifying the Companies as provided above, Buyer shall be entitled to the return of all of the Initial Earnest Money Deposit (other than the allocated portions thereof applied to the Purchase Price under those Purchase Contracts which have already closed) and any interest thereon, and in such case all of the parties to such Purchase Contracts shall be relieved from further liability to the others.

(e) After the expiration of the Review Period:

(i) subject to Section 1.2(f) below, if any of the conditions to Closing set forth in Section 9.1 of one or more Purchase Contracts are not satisfied and Buyer does not waive such condition(s), then, at Buyer’s option (A) Buyer may terminate such Purchase Contract(s) and proceed to Closing under all of the other Purchase Contracts, in which case an allocated amount of the Earnest Money Deposit equal to $52,631.58 for each Purchase Contract so terminated shall be promptly refunded to Buyer and the remainder of the Earnest Money Deposit shall be applied to the Purchase Price due under the remaining Purchase Contracts, or (B) Buyer may terminate all of the Purchase Contracts (other than those which have already closed), in which case the entire Earnest Money Deposit shall be promptly refunded to Buyer and each of the parties shall be relieved from further liability to the other, except as otherwise expressly provided therein; and

(ii) if any of the conditions to Closing set forth in Section 9.2 of one or more of the Purchase Contracts are not satisfied and the applicable Interest Owners do not waive such condition(s), the Interest Owners may terminate all, but not less than all, of the Purchase Contracts (other than those which have already closed), in which case Buyer shall receive a prompt refund of the Earnest Money Deposit and each of the parties shall be relieved from further liability to the other, except as otherwise expressly provided therein.

(f) Notwithstanding anything contained in Section 1.2(e) to the contrary, after the expiration of the Review Period:

(i) As to those Hotels with Assumed Loans, it is anticipated that the Lenders will consent to Buyer’s purchase of the Companies owning such Hotels and that the Assumed Loans will continue with respect to such Hotels without any default, acceleration or required modification on account of Buyer’s purchase, in each case on terms and conditions acceptable to Buyer (each a “Loan Assumption”). Buyer and the Companies agree to cooperate with one another, to pursue in a diligent and timely manner and to use their respective best efforts to reach agreement with each Lender for a Loan Assumption. However, if any Lender does not agree to a Loan Assumption before the anticipated Closing Date for the applicable Hotel, Buyer shall so notify the affected Interest Owners. Upon receipt of any such notice, the Interest Owners, in their discretion, may elect (i) to terminate the Purchase Contract relating to such Hotel, in which case an allocated amount of the Earnest Money Deposit equal to $52,631.58 for each Purchase Contract so terminated shall be promptly refunded to Buyer, (ii) to extend the Closing Date to a date that is not later than six (6) months after the Interest Owners’ receipt of Buyer’s notice, in order to permit the Interest Owners additional time to negotiate for the Lender’s consent to the Loan Assumption, or (iii) cause the mortgage or deed of trust securing the Assumed Loan to be released through the defeasance process set forth in the loan documents for the Assumed Loan. If the Interest Owners elect to postpone the Closing Date but the Lender still refuses to consent to the Loan Assumption, the Purchase Contract shall be terminated effective as of the extended Closing Date unless the parties agree otherwise, in which case an allocated amount of the Earnest Money Deposit equal to $52,631.58 for each Purchase Contract so terminated shall be promptly refunded to Buyer. If the Interest Owners elect to proceed with defeasance of an Assumed Loan, the Closing with respect to the Hotel financed by such Assumed Loan shall be postponed until the defeasance can be completed, and the cost of such defeasance (other than the fees of Interest Owner’s and Buyers respective attorneys and accountants) shall be borne equally by the Interest Owners and Buyer.

(ii) To the extent that any of the Assumed Loans are cross-collateralized with loans secured by properties that are not the subject of any of the Purchase Contracts, the Companies shall make all necessary arrangements with the Lenders to modify such Assumed Loans before the Closing so that they are no longer cross-collateralized with such other properties. In addition, no party may terminate any of the Purchase Contracts relating to the Hotels listed in Exhibit “D” attached hereto (the “Cross-Collateralized Hotels”) without terminating all of such Purchase Contracts, and no party may close any of the Purchase Contracts for the Cross-Collateralized Hotels without closing on all of such Purchase Contracts.

1.3 Joint and Several Liability. Notwithstanding anything contained in the Purchase Contracts to the contrary, the Primary Obligors hereby agree that each of them shall be jointly and severally liable with respect to all of the representations, warranties, indemnities and covenants of the Interest Owners and the Companies under all of the Purchase Contracts, and such joint and several liability shall not be limited, released, discharged or otherwise affected by (i) any provision in the Purchase Contracts limiting the liability of the Interest Owners to their respective percentage interests in the Companies, (ii) any waiver or release of any of the obligations of the Interest Owners or the Companies, (iii) any amendment or supplement to any of the Purchase Contracts, (iv) any change in the structure, existence or ownership of any of the Companies or the Interest Owners, or the filing or entry of a final order in any insolvency, bankruptcy, reorganization or other similar proceeding affecting any of the Companies, the Interest Owners or their respective assets or releasing any of the foregoing from any of its obligations under any of the Purchase Contracts, (v) the failure of Buyer to enforce any claim against the Company or any of the other Interest Owners (or his estate in a bankruptcy or other proceeding) or (vi) any other act, failure to act or delay of any kind by either or both of the Primary Obligors, any other Interest Owner, any of the Companies or Buyer which might, but for the provisions of this Section 1.3, constitute a legal or equitable discharge of the Primary Obligors’ joint and several obligations hereunder.

1.4. Contingent Reserve for Claims. Contingent reserves shall be established for the purposes and in the amounts specified below:

(a) Notwithstanding anything contained in the Purchase Contracts to the contrary, at the Closing (the “PC Courtyard Closing”) for the Panama City, Florida Courtyard by Marriott currently under construction (the “PC Courtyard”), Buyer shall be entitled to hold in reserve from the Purchase Price for the Company owning the PC Courtyard (the “PC Courtyard Purchase Price”) the sum of One Million Dollars ($1,000,000) (the “Post-Closing Reserve”) to pay for any Post-Closing Claims (as hereinafter defined) under the Purchase Contracts other than the Purchase Contract for the PC Courtyard, as such sum may be reduced as hereinafter provided. For purposes of this Section 1.4, “Post-Closing Claims” shall mean any post-closing claim by Buyer under a Purchase Contract, including (i) all claims under Section 8.8(a) thereof, (ii) all adjustments under Article XII thereof and (iii) all other obligations of the Interest Owners thereunder that survive Closing, but only if such claim is asserted by Buyer within six (6) months after the Closing under such Purchase Contract (the “Post-Closing Claim Period”). If, on the date of the PC Courtyard Closing, no Post-Closing Claim has been asserted with respect to any of the Purchase Contracts which have already closed, the Post-Closing Reserve shall be reduced to zero. If Buyer has asserted any Post-Closing Claims with respect to Purchase Contracts before the PC Courtyard Closing, then the amount of the Post-Closing Reserve shall be reduced (if at all) to the aggregate amount of such Post-Closing Claims asserted by Buyer. Notwithstanding the foregoing, if the Closing under a Purchase Contract has not occurred at the time of the PC Courtyard Closing, Buyer also shall be entitled to hold in reserve from the PC Courtyard Purchase Price, as part of the Post-Closing Reserve, the sum of $300,000 for each such Hotel for which a Closing has not yet occurred (the “Late Closing Hotels”), and such amount shall be applied to pay for Post-Closing Claims that are asserted by Buyer with respect to any of the Purchase Contracts other than the Purchase Contract for the PC Courtyard; provided, however, that (i) the maximum amount of the Post-Closing Reserve, including such additional amounts for Late Closing Hotels, shall be $1,000,000 and (ii) when the Closing occurs under each Purchase Contract for a Late Closing Hotel or any such Purchase Contract is terminated in accordance with its terms or by agreement of the parties, the sum of $300,000 included in the Post-Closing Reserve on account of such Late Closing Hotel, less the amount of any Post-Closing Claim asserted before such Closing or termination with respect to any Purchase Contract, shall be released to the applicable Interest Owners.

(b) In addition to the Post-Closing Reserve described in Section 1.4(a) above applicable to all of the Hotels other than the PC Courtyard, at the PC Courtyard Closing Buyer shall be entitled to hold in reserve from the PC Courtyard Purchase Price the sum of Three Hundred Thousand Dollars ($300,000) (the “PC Courtyard Post-Closing Reserve”) to pay for any Post-Closing Claims asserted by Buyer within the respective Post-Closing Claim Periods for the Purchase Contract for the PC Courtyard, for other Purchase Contracts that closed less than six (6) months before the PC Courtyard Closing or for Purchase Contracts that closed after the PC Courtyard Closing. At the expiration of the last Post-Closing Claim Period for such Purchase Contracts, the PC Courtyard Post-Closing Reserve, less the amount of any Post-Closing Claims asserted by Buyer within an applicable Post-Closing Claim Period, shall be released to the applicable Interest Owners.

(c) Nothing contained in this Section 1.4 shall limit the personal liability of the Interest Owners for post-closing claims under a Purchase Contract to the extent the same may exceed in the aggregate the Post-Closing Reserve and/or the PC Courtyard Post-Closing Reserve or to the extent the same may be asserted by Buyer after any applicable Post-Closing Claim Period, subject to any other limitations and conditions set forth in the Purchase Contracts or elsewhere in this Master Agreement.

II. AMENDMENT.

This Master Agreement may be amended, modified, or superseded, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, but only by a written instrument executed on behalf of all parties hereto or, in the case of a waiver, by the party waiving compliance.

III. NOTICES.

If notices are required for any reason hereunder, they shall be mailed by certified mail, return receipt requested, to the parties at the addresses below, in the manner provided in the Purchase Contracts:

Notices to the Companies or the Primary Obligors shall be addressed to:

c/o Larry Blumberg & Associates, Inc.

2733 Ross Clark Circle (36303)

Post Office Box 5566

Dothan, Alabama 36302

with a copy to:

William W. Hinesley, Esq.

Johnston, Hinesley, Flowers & Clenney, P.C.

P.O. Box 2246

Dothan, Alabama 36302

Notices to Buyer shall be addressed to:

Apple Six Hospitality, Inc.

814 East Main Street

Richmond, Virginia 23219

ATTN: Sam Reynolds

With a copy to:

Charles L. Menges

McGuireWoods LLP

901 East Cary Street

Richmond, Virginia 23219

[Signatures Begin on Next Page]

IN WITNESS WHEREOF, each of the undersigned has caused its respective duly-authorized officer to execute this Contract as of the date indicated adjacent thereto:

SELLERS:

ATTEST:			DAVIS HIGHWAY MOTEL, INC.,
a Florida corporation

By:	/s/ Sharon Powel		By:	/s/ Larry Blumberg
	Its:	Secretary/Treasurer		Its:	President

Date executed: May 23, 2005

WITNESSS:			SUNBELT-FOF, L.L.C.,
a Florida limited liability company

/s/ Sharon Powel			By:	/s/ Larry Blumberg
				Its:	Manager

Date executed: May 23, 2005

WITNESSS:			SUNBELT-HUNTSVILLE, L.L.C.,
An Alabama limited liability company

/s/ Sharon Powel			By:	/s/ Larry Blumberg
				Its:	Manager

Date executed: May 23, 2005

WITNESSS:			BLUMBERG-DOTHAN MOTEL II, L.L.C.,
An Alabama limited liability company

/s/ Sharon Powel			By:	/s/ Larry Blumberg
				Its:	Manager

Date executed: May 23, 2005

WITNESSS:	SUNBELT HOTEL ENTERPRISES, INC.,
An Alabama limited liability company

/s/ Sharon Powel	By:	/s/ Larry Blumberg
		Its:	President

Date executed: May 23, 2005

WITNESSS:	SUNBELT-FCF, L.L.C.,
a Florida limited liability company

/s/ Sharon Powel	By:	/s/ Larry Blumberg
		Its:	Manager

Date executed: May 23, 2005

WITNESSS:	SUNBELT-CAG, L.L.C.,
An Alabama limited liability company

/s/ Sharon Powel	By:	/s/ Larry Blumberg
		Its:	Manager

Date executed: May 23, 2005

WITNESSS:	SUNBELT-CPC, L.L.C.,
a Florida limited liability company

/s/ Sharon Powel	By:	/s/ Larry Blumberg
		Its:	Manager

Date executed: May 23, 2005

WITNESSS:	SUNBELT HOTEL PROPERTIES II, L.L.C.,
An Alabama limited liability company
	By:	SUNBELT MANAGEMENT-
FHA/SMA/CLF, L.L.C., Its Manager

/s/ Sharon Powel	By:	/s/ Larry Blumberg
		Its:	Manager

Date executed: May 23, 2005

WITNESSS:	SUNBELT HOTELS-GEORGIA, L.L.C.,
An Alabama limited liability company
	By:	SUNBELT MANAGEMENT-
SSG/FIT, L.L.C., Its Manager

/s/ Sharon Powel	By:	/s/ Larry Blumberg
		Its:	Manager

Date executed: May 23, 2005

WITNESSS:	SUNBELT HOTELS-FLORIDA II, L.L.C.,
a Florida limited liability company

/s/ Sharon Powel	By:	/s/ Larry Blumberg
		Its:	Manager

Date executed: May 23, 2005

WITNESSS:	RI-LAKELAND, L.L.C.,
a Florida limited liability company

/s/ Sharon Powel	By:	/s/ Larry Blumberg
		Its:	Manager

Date executed: May 23, 2005

WITNESSS:	SUNBELT-HUNTSVILLE II, L.L.C.,
An Alabama limited liability company

/s/ Sharon Powel	By:	/s/ Larry Blumberg
		Its:	Manager

Date executed: May 23, 2005

WITNESSS:	SUNBELT-IDA, L.L.C.,
An Alabama limited liability company

/s/ Sharon Powel	By:	/s/ Larry Blumberg
		Its:	Manager

Date executed: May 23, 2005

WITNESSS:	SUNBELT-IPF, L.L.C.,
A Florida limited liability company

/s/ Sharon Powel	By:	/s/ Larry Blumberg
		Its:	Manager

Date executed: May 23, 2005

WITNESS:	SUNBELT-RCG, L.L.C.,
an Alabama limited liability company

/s/ Sharon Powel	By:	/s/ Larry Blumberg
		Its:	Manager

Date executed: May 23, 2005

PRIMARY OBLIGORS:

/s/ Larry Blumberg
Larry Blumberg

/s/ Barry Kraselsky
Barry Kraselsky

BUYER:

APPLE SIX HOSPITALITY OWNERSHIP,
INC., a Virginia corporation

By:	/s/ Justin Knight
President

Date executed: May 17, 2005

EXHIBIT “A”

Hotels

Pensacola Fairfield Inn by Marriott
Albany Courtyard by Marriott
Orange Park Courtyard by Marriott
Panama City Courtyard by Marriott	(under construction)
Huntsville Fairfield Inn by Marriott
Clearwater SpringHill Suites by Marriott	(under construction)
Pensacola Courtyard by Marriott
Dothan Hampton Inn & Suites by Hilton
Valdosta Courtyard by Marriott
Pensacola Hampton Inn & Suites by Hilton	(under construction)
Montgomery SpringHill Suites by Marriott
Tuscaloosa Fairfield Inn by Marriott
Savannah SpringHill Suites by Marriott
Tuscaloosa Courtyard by Marriott
Lakeland Residence Inn by Marriott
Birmingham Fairfield Inn by Marriott
Huntsville Residence Inn by Marriott
Columbus Residence Inn by Marriott
Dothan Courtyard by Marriott

[Other Schedules and Exhibits Intentionally Omitted]